Exhibit a(1)(J)

Amended and Restated
Notice of Guaranteed Delivery for
Tender of Shares of Class A Common Stock
(Including the Associated Preferred Stock Purchase Rights)

of

ALPHARMA INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 19, 2008, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the amended and restated Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates (“Share Certificates”) representing shares of Class A Common Stock, par value $0.20 per share (the “Shares”), of Alpharma Inc., a Delaware corporation (“Alpharma”), or if applicable, certificates (“Rights Certificates”) for the associated rights to purchase shares of Series B Junior Participating Preferred Stock, par value $1.00 per share, of Alpharma (the “Rights”) issued pursuant to the Rights Agreement, dated as of September 1, 2008 (as amended from time to time, the “Rights Agreement”), by and between Alpharma and Computershare Trust Company, N.A., as Rights Agent, are not immediately available (including, without limitation, if the Distribution Date (as defined in Section 9 — “Certain Information Concerning Alpharma” of the amended and restated Offer to Purchase) has occurred, but Rights Certificates have not yet been distributed); (ii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis; or (iii) time will not permit all required documents to reach Mellon Investor Services LLC, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 — “Terms of the Offer; Expiration Date” of the amended and restated Offer to Purchase). Unless the context otherwise requires, all references herein to “Shares” shall be deemed to include the associated Rights, and all references herein to the “Rights” shall be deemed to include the benefits that may inure to holders of Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the amended and restated Offer to Purchase). See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the amended and restated Offer to Purchase.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Mail: P.O. Box 3001 South Hackensack, NJ 07606 Attn: Reorganization Dept	By Facsimile Transmission: (For Eligible Institutions Only) (201) 680-4626 Confirmation Receipt of Facsimile by Telephone Only: (201) 680-4860	By Hand or Overnight Delivery: Newport Office Center VII 480 Washington Boulevard Mail Drop — Reorg. Attn: Reorganization Dept., 27th Flr. Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE AMENDED AND RESTATED LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE AMENDED AND RESTATED LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Albert Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of King Pharmaceuticals, Inc., a Tennessee corporation, upon the terms and subject to the conditions set forth in Purchaser’s amended and restated Offer to Purchase dated December 8, 2008 (the “amended and restated Offer to Purchase”) and in the related amended and restated Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the amended and restated Offer to Purchase.

Certificate Nos. (if available) (Please type or print):

Signature

Date
Name of Holders:	If shares will be delivered by book-entry transfer, fill in the applicable account number below:

Number of Share(s):

Address:
The Depository Trust Company (DTC)

Area Code(s) and Telephone Number(s)	Transaction Code Number

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 — “Acceptance for Payment and Payment” of the amended and restated Offer to Purchase) with respect to such Shares, together with an amended and restated Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment” of the amended and restated Offer to Purchase), and any other required documents, within (a) three NYSE trading days after the date hereof or (b) in the case of the Rights, a period ending on the later of (i) three NYSE trading days after the date hereof and (ii) three business days after the date Rights Certificates are distributed to the stockholders by Alpharma.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the amended and restated Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:                  , 2008

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS AMENDED AND RESTATED NOTICE
OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH
YOUR AMENDED AND RESTATED LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

By Mail	By Facsimile Transmission:	By Hand or Overnight Delivery:
P.O. Box 3001	(For Eligible Institutions Only)	Newport Office Center VII
South Hackensack, NJ 07606	(201) 680-4626	480 Washington Boulevard
Attn: Reorganization Dept		Mail Drop — Reorg.
	Confirmation Receipt of Facsimile	Attn: Reorganization Dept., 27th Flr.
	by Telephone Only:	Jersey City, NJ 07310
(201) 680-4860

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses set forth below. Additional copies of the amended and restated Offer to Purchase, the amended and restated Letter of Transmittal and this amended and restated Notice of Guaranteed Delivery may be obtained from the Dealer Manager or the Information Agent. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

501 Madison Avenue
New York, New York 10022

Banks and Brokers Call Collect:
(212) 750-5833

All Others Please Call Toll-free:
(877) 687-1875

The Dealer Manager for the Offer is:

11 Madison Avenue
New York, New York 10010-3643
(888) 537-4896